Exhibit 99.1
APi Group Announces Debt Paydown

New Brighton, Minnesota – December 19, 2023 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”), a global, market-leading business services provider of life safety, security and specialty services, today announced that the Company has recently paid down an additional $175 million on its Term Loan due 2026, leaving $330 million outstanding. APi has repaid a total of $475 million of debt year to date and expects to end 2023 below its targeted net leverage ratio of 2.5x.

Kevin Krumm, APi’s Chief Financial Officer stated: “The recent paydown of debt represents another step forward on our path to reducing leverage and strengthening our balance sheet, while returning to bolt-on M&A in 2023. As we look forward to 2024, we expect to grow our adjusted free cash flow and to improve our free cash flow conversion providing us with a significant opportunity for value enhancing capital deployment with our advantageous balance sheet.”

About APi:
APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations & Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Certain statements in this press release and related comments made by management may be considered forward-looking statements within the meaning of the U.S federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In some cases, you can identify forward-looking statements by terms including “expect”, “anticipate”, “project”, “will”, “should”, “believe”, “intend”, “plan”, “estimate”, “potential”, “target”, “would”, and similar expressions, although not all forward-looking statements contain these identifying terms. While we believe these statements are reasonable, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including (i) the Company’s net leverage target and its expectation regarding its net leverage by year end 2023, (ii) economic conditions, competition, inflation, or currency impacts, (iii) the ability to recognize the anticipated benefits of the Company’s acquisitions and (iv) those risks and uncertainties discussed in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.